As filed with the Securities and Exchange Commission on June 25, 2002 Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Verity, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	77-0182779 (I.R.S. Employer Identification No.)

894 Ross Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

1997 Nonstatutory Stock Option Plan for Verity Canada
(Full title of the plans)

Todd K. Yamami
Chief Financial Officer
Verity, Inc.
894 Ross Drive
Sunnyvale, CA 94089
(408) 541-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy J. Moore, Esq.
Brett D. White, Esq.
Cooley Godward LLP
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered	Price per Share (1)	Offering Price (1)	Registration Fee

Common Stock (par value $.001)	340,000 shares	$10.14	$3,447,600.00	$317.18

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 20, 2002 as reported on the Nasdaq National Market pursuant to Rule 457(c).

1.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-44877
REGISTRATION STATEMENT ON FORM S-8 NO. 333-66913
REGISTRATION STATEMENT ON FORM S-8 NO. 333-89701
REGISTRATION STATEMENT ON FORM S-8 NO. 333-51642
REGISTRATION STATEMENT ON FORM S-8 NO. 333-60676

     The contents of Registration Statement on Form S-8 No. 333-44877 filed with the Securities and Exchange Commission on January 23, 1998 are incorporated by reference herein.

     The contents of Registration Statement on Form S-8 No. 333-66913 filed with the Securities and Exchange Commission on November 6, 1998 are incorporated by reference herein.

     The contents of Registration Statement on Form S-8 No. 333-89701 filed with the Securities and Exchange Commission on October 26, 1999 are incorporated by reference herein.

     The contents of Registration Statement on Form S-8 No. 333-51642 filed with the Securities and Exchange Commission on December 11, 2000 are incorporated by reference herein.

     The contents of Registration Statement on Form S-8 No. 333-60676 filed with the Securities and Exchange Commission on May 10, 2001 are incorporated by reference herein.

EXHIBITS

Exhibit
Number	Description
3.1	Restated Certificate of Incorporation of Verity, Inc.	(1)

3.2	By-Laws of Verity, Inc.	(1)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Amended and Restated Rights Agreement, dated August 1, 1995, as amended	(2)

4.3	Form of Rights Agreement, dated September 18, 1996, by and between Verity, Inc. and First National Bank of Boston, as Rights Agent	(3)

4.4	First Amendment to Rights Agreement, dated July 23, 1999, by and between Verity, Inc. and BankBoston, N.A.	(4)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers, LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

Exhibit
Number	Description
99.1	1997 Nonstatutory Stock Option Plan for Verity Canada, as amended as of June 19, 2002.

(1)	Incorporated by reference from exhibits with corresponding numbers in the Registrant’s Form 10-Q for the quarter ended November 30, 2000.

(2)	Incorporated by reference from exhibit with the corresponding number in the Registrant’s Form S-1, as amended (No. 33-96228).

(3)	Incorporated by reference from Exhibit No. 1 in the Registrant’s Current Report on Form 8-K, filed on October 10, 1996.

(4)	Incorporated by reference from Exhibit 99.2 in the Registrant’s Current Report on Form 8-K, filed on July 29, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 25, 2002.

VERITY, INC

By:	/s/ GARY J. SBONA

Gary J. Sbona Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Sbona and Todd K. Yamami, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GARY J. SBONA (GARY J. SBONA)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 25, 2002

/S/ ANTHONY J. BETTENCOURT (ANTHONY J. BETTENCOURT)	President and Director	June 25, 2002

/S/ TODD K. YAMAMI (TODD K. YAMAMI)	Chief Financial Officer (Principal Financial Officer)	June 25, 2002

/S/ PAUL H. COOK (PAUL H. COOK)	Corporate Controller (Principal Accounting Officer)	June 25, 2002

/S/ STEVEN M. KRAUSZ (STEVEN M. KRAUSZ)	Director	June 25, 2002

/S/ STEPHEN A. MACDONALD (STEPHEN A. MACDONALD)	Director	June 25, 2002

/S/ KARL C. POWELL, JR. (KARL C. POWELL, JR.)	Director	June 25, 2002

/S/ CHARLES P. WAITE, JR. (CHARLES P. WAITE, JR.)	Director	June 25, 2002

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Restated Certificate of Incorporation of Verity, Inc.	(1)

3.2	By-Laws of Verity, Inc.	(1)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Amended and Restated Rights Agreement, dated August 1, 1995, as amended	(2)

4.3	Form of Rights Agreement, dated September 18, 1996, by and between Verity, Inc. and First National Bank of Boston, as Rights Agent	(3)

4.4	First Amendment to Rights Agreement, dated July 23, 1999, by and between Verity, Inc. and BankBoston, N.A.	(4)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers, LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1	1997 Nonstatutory Stock Option Plan for Verity Canada, as amended as of June 19, 2002.

(1)	Incorporated by reference from exhibits with corresponding numbers in the Registrant’s Form 10-Q for the quarter ended November 30, 2000.

(2)	Incorporated by reference from exhibit with the corresponding number in the Registrant’s Form S-1, as amended (No. 33-96228).

(3)	Incorporated by reference from Exhibit No. 1 in the Registrant’s Current Report on Form 8-K, filed on October 10, 1996.

(4)	Incorporated by reference from Exhibit 99.2 in the Registrant’s Current Report on Form 8-K, filed on July 29, 1999.